Exhibit 99.1

IEC ANNOUNCES FISCAL 2017 THIRD QUARTER RESULTS

Newark, New York, August 9, 2017 - IEC Electronics Corp. (NYSE American: IEC) today announced results for the fiscal 2017 third quarter and nine months ended June 30, 2017.

IEC reported revenues of $26.5 million for the third quarter of fiscal 2017 compared with revenues of $32.5 million in the third quarter of fiscal 2016. Sequentially, revenues increased 24.0% compared to the second quarter of fiscal 2017. Gross profit margin for the third quarter of fiscal 2017 was 14.0% as compared to 16.8% in the same quarter last year and represented an increase sequentially compared to gross margin of 10.7% in the second quarter of fiscal 2017. Selling and administrative expenses decreased on a dollar basis and as a percentage of sales to $2.6 million or 9.8% in the third quarter of fiscal 2017 as compared to $3.5 million or 10.7% of sales in the third quarter of fiscal 2016. The Company recorded net income for the third quarter of fiscal 2017 of $0.8 million or $0.08 per share, compared to net income of $1.6 million, or $0.16 per share, in the same quarter last year.

Revenues for the first nine months of fiscal 2017 decreased to $68.8 million as compared to $98.6 million in the same period of fiscal 2016. Gross profit margin for the first nine months of fiscal 2017 was 11.3% as compared to 17.3% in the first nine months of fiscal 2016. Selling and administrative expenses decreased on a dollar basis and as a percentage of sales to $7.7 million or 11.2% in the first nine months of fiscal 2017 as compared to $11.2 million or 11.4% of sales in the first nine months of fiscal 2016. Net loss for the first nine months of fiscal 2017 was ($0.7) million, or ($0.07) per share, compared to net income of $4.6 million, or $0.45 per share, in the same prior year period.

Jeffrey T. Schlarbaum, President and CEO of IEC Electronics commented, “Our third quarter results were in line with our expectations, demonstrating sequential increases in revenue, gross profit margin and a return to profitability. We are pleased to have seen incremental revenue growth in the third quarter from a large strategic customer who had previously reduced volumes in the first two quarters of fiscal 2017.”

“Our new business pipeline continues to expand with activity from both existing and new customers as a result of our reformulated go to market strategy. The third quarter also reflects reduced selling and administrative expense as we’ve remained diligent in our efforts to control costs during what we believe is a temporary downturn in sales while also maintaining our ability to ramp our operations as sales return. With our visibility today, we believe that sales levels will continue to grow through the balance of fiscal 2017.”

Mr. Schlarbaum concluded, “Our balance sheet remains strong, providing a solid platform for our initiatives to win new customers and programs. We continue to gain traction in the marketplace as a leading provider of unique design and manufacturing solutions for the production of life-saving and mission critical products. We look forward to capitalizing on the opportunities in front of us to drive future growth and profitability.”

Exhibit 99.1

Conference Call:

IEC will host a conference call, today, Wednesday, August 9, 2017 at 10:00 a.m. Eastern Time, to discuss its financial results for the fiscal 2017 third quarter ended June 30, 2017.

The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-9210. International callers may access the call by dialing (201) 689-8049.

A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 481-4010 and international callers may dial (919) 882-2331. Callers must enter conference i.d. number 16237.

To access the live webcast, log onto the IEC website at http://www.iec-electronics.com. The webcast can also be accessed at http://www.InvestorCalendar.com. An online replay will be available shortly after the call.

About IEC Electronics
IEC Electronics is a provider of electronic manufacturing services ("EMS") to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions, and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2008, AS9100C, ISO 13485, and Nadcap.  IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.
Note Regarding Forward-Looking Statements

References in this report to “IEC,” the “Company,” “we,” “our,” or “us” mean IEC Electronics Corp. and its subsidiaries except where the context otherwise requires. This release contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “optimistic,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words or phrases. These forward-looking statements include, but are not limited to, statements regarding future sales and operating results, future prospects, the expected return of sales volumes in the balance of fiscal 2017, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Exhibit 99.1

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in our forward-looking statements: litigation; business conditions and growth or contraction in our customers’ industries, the electronic manufacturing services industry and the general economy; variability of our operating results; our ability to control our material, labor and other costs; our dependence on a limited number of major customers; the potential consolidation of our customer base; availability of component supplies; dependence on certain industries; variability and timing of customer requirements; technological, engineering and other start-up issues related to new programs and products; uncertainties as to availability and timing of governmental funding for our customers; the impact of government regulations, including FDA regulations; the types and mix of sales to our customers; intellectual property litigation; our ability to maintain effective internal controls over financial reporting; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting our customers, our industry and business generally; failure or breach of our information technology systems; and natural disasters. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission (the “SEC”).

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. We do not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and we cannot predict these events or how they may affect us and cause actual results to differ materially from those expressed or implied by our forward-looking statements. Therefore, you should not rely on our forward-looking statements as predictions of future events.

Contact:	Michael T. Williams	Audra Gavelis
	Chief Financial Officer	Director of Marketing & Investor Relations
	IEC Electronics Corp.	IEC Electronics Corp.
	(315) 332-4308	(315) 332-4559
	mwilliams@iec-electonics.com	agavelis@iec-electronics.com

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 30, 2017 and SEPTEMBER 30, 2016
(in thousands, except share and per share data)

	June 30, 2017	September 30, 2016
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$77	$845
Accounts receivable, net of allowance	15,915	17,140
Inventories	18,231	15,384
Assets held for sale	—	4,611
Other current assets	944	1,214
Total current assets	35,167	39,194

Property, plant & equipment, net	16,871	10,994
Other long term assets	172	209
Total assets	$52,210	$50,397

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$987	$2,908
Current portion of capital lease obligation	210	—
Accounts payable	12,868	10,864
Accrued payroll and related expenses	1,473	3,365
Other accrued expenses	405	529
Customer deposits	721	1,756
Total current liabilities	16,664	19,422

Long-term debt	15,077	16,732
Long-term capital lease obligation	5,417	—
Other long-term liabilities	1,371	379
Total liabilities	38,529	36,533

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value:	—	—
500,000 shares authorized; none issued or outstanding
Common stock, $0.01 par value:
Authorized: 50,000,000 shares
Issued: 11,375,907 and 11,330,151 shares, respectively
Outstanding: 10,196,271 and 10,158,713 shares, respectively	102	102
Additional paid-in capital	46,796	46,305
Accumulated deficit	(31,628)	(30,954)
Treasury stock, at cost: 1,055,488 shares	(1,589)	(1,589)
Total stockholders’ equity	13,681	13,864
Total liabilities and stockholders’ equity	$52,210	$50,397

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE and NINE MONTHS ENDED JUNE 30, 2017 and JULY 1, 2016
(unaudited; in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	June 30, 2017	July 1, 2016	June 30, 2017	July 1, 2016

Net sales	$26,489	$32,508	$68,833	$98,590
Cost of sales	22,781	27,045	61,050	81,573
Gross profit	3,708	5,463	7,783	17,017

Selling and administrative expenses	2,604	3,475	7,711	11,222
Operating profit	1,104	1,988	72	5,795

Interest and financing expense	255	389	703	1,191
Income/(loss) before income taxes	849	1,599	(631)	4,604

Provision for/(benefit from) income taxes	43	(6)	43	(6)

Net income/(loss)	$806	$1,605	$(674)	$4,610

Net income/(loss) per common share:
Basic	$0.08	$0.16	$(0.07)	$0.45
Diluted	$0.08	$0.16	$(0.07)	$0.45

Weighted average number of shares outstanding:
Basic	10,193,200	10,211,347	10,176,626	10,210,805
Diluted	10,193,200	10,211,347	10,176,626	10,210,805